Exhibit 99.1

                   ARTISOFT, INC. EMPLOYEE STOCK PURCHASE PLAN

1.   PURPOSE

     A. The Artisoft, Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide eligible employees of the Corporation and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll deduction-based employee stock purchase plan designed to qualify under Section 423 of the Code.

     B. The Plan was adopted on June 16, 1994, by the Board of Directors of the Corporation.

2.   DEFINITIONS

     For purposes of administration of the Plan, the following terms shall have the meanings indicated:

     BASE-SALARY means the regular base salary paid to a Participant by one or more Participating Corporations during such individual's period of participation in the Plan, plus any pre-tax contributions trade by the Participant to any Code
Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. The following items of compensation shall not be included in Base
Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code
Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or one or more Corporate Affiliates under any employee benefit or welfare plan now or hereafter established.

     BOARD means the Board of Directors of the Corporation.

     CODE means the Internal Revenue Code of 1986, as amended from time to time.

     COMMON STOCK means shares of the Corporation's common stock, par value $0.01 per share.

     CORPORATE AFFILIATE means any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), including any parent or subsidiary corporation which becomes such after the Effective Time.

     CORPORATION means Artisoft, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of the Corporation which shall by appropriate action adopt the Plan.

     EFFECTIVE TIME means the later of January 1, 1995, or the time at which the Plan is approved by the shareholders of the Corporation. The initial offering period under the Plan shall start at the Effective Time. Any Corporate Affiliate which becomes a Participating Corporation in the Plan after such Effective Time

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shall designate a subsequent Effective Time with respect to its employee-Participants.

     ELIGIBLE EMPLOYEE means any person who is engaged, on a regularly-scheduled basis of more than twenty (20) hours per week for more than five (5) months per calendar year, in the rendering of personal services to the Corporation or any other Participating Corporation as an employee for earnings considered wages under Section 3401(a) of the Code.

     ENTRY DATE means the date an Eligible Employee first joins the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Time.

     FAIR MARKET VALUE means, for any date under the Plan on which the Common Stock is registered under Section 12(g) of the 1934 Act and traded on the open market, the closing selling price per share of the Common Stock on such date, as officially quoted on the principal securities exchange on which the Common Stock is at the time traded or, if not traded on any securities exchange, the closing selling price per share of the Common Stock on such date, as reported on the Nasdaq National Market. If there are no sales of the Common Stock on such day, then the closing selling price per share on the next preceding day for which such closing selling price is quoted shall be determinative of Fair Market Value.

     1933 ACT means the Securities Act of 1933, as amended.

     1934 ACT means the Securities Exchange Act of 1934, as amended.

     PARTICIPANT means any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

     PARTICIPATING CORPORATION means the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporation in the Plan, as of the Effective Time, is the Corporation.

     PLAN ADMINISTRATOR shall have the meaning given such term in Section 3.

     SEMIANNUAL ENTRY DATE means the first business day of January and July each calendar year within an offering period in effect under the Plan. The earliest Semiannual Entry Date under the Plan shall be January 1, 1995.

     SEMIANNUAL PERIOD of Participation means each semiannual period for which the Participant actually participates in an offering period in effect under the Plan. There shall be a maximum of four (4) Semiannual Periods of Participation within each offering period. A Semiannual Period of Participation may coincide with an offering period. The first such Semiannual Period of Participation shall extend from January 1, 1995, through the last business day in June 1995. Subsequent Semiannual Periods of Participation shall be measured from the first business day of July to the last business day of December each calendar year and from the first business day of January in the succeeding calendar year to the last business day of June in that calendar year.

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     SEMIANNUAL PURCHASE DATE means the last business day of June and December each calendar year on which shares of Common Stock are automatically purchased for Participants under the Plan. The initial Semiannual Purchase Date shall be June 30, 1995.

3.   ADMINISTRATION

     The Plan Administrator shall have sole and exclusive authority to administer the Plan and shall consist of the Compensation Committee (the "Plan Administrator"), composed of two (2) or more nonemployee members of the Board of Directors. The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.

4.   OFFERING PERIODS

     A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Subpart I of Section 7, Subpart A of Section 9 or Subpart B of
Section 10.

     B. Each offering period shall have a maximum duration of twenty-four (24) months. The duration of each offering period shall be designated by the Plan Administrator prior to the start date of the offering period. The initial offering period shall run from January 1, 1995, to the last business day of June 1995. The next offering period shall commence on the first business day in July 1995, and subsequent offering periods shall commence as designated by the Plan Administrator. An offering period may coincide with a Semiannual Period of Participation.

     C. The Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Entry Date on which such individual first joins the offering period in effect under the Plan and shall be automatically exercised on the last business day of June and December of each year.

     D. No purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until such time as (i) the Plan shall have been approved by the shareholders of the Corporation and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any securities exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

     E. The Participant's acquisition of Common Stock under the Plan on any Semiannual Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Semiannual Purchase Date, whether within the same or a different offering period.

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5.   ELIGIBILITY AND PARTICIPATION

     A. Each Eligible Employee of a Participating Corporation shall be eligible to participate in the Plan in accordance with the following provisions:

          (i) An individual who is an Eligible Employee on the start date of any offering period under the Plan shall be eligible to commence participation in that offering period on such start date. That start date shall become such individual's Entry Date for the offering period, and on that date such individual shall be granted his/her purchase right for the offering period. Should any such Eligible Employee not enter the offering period on the start date, then he/she may not subsequently join that particular offering period on any later date.

          (ii) An individual who first becomes an Eligible Employee after the start date of any offering period under the Plan may enter that offering period on the first Semiannual Entry Date on which he/she is an Eligible Employee. Such Semiannual Entry Date shall become such individual's Entry Date for the offering period, and on that date such individual shall be granted his/her purchase right for the offering period. Should such an Eligible Employee not enter the offering period on the first Semiannual Entry Date on which he/she is eligible to join the offering period, then he/she may not subsequently join that particular offering period on any later date.

     B. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before his/her scheduled Entry Date.

     C. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each Semiannual Period of Participation within the offering period, up to a maximum of fifteen percent (15%). The deduction rate so authorized shall continue in effect for the remainder of the offering period, except to the extent such rate is changed in accordance with the following guidelines:

          (i) The Participant may, at any time during a Semiannual Period of Participation, reduce his/her rate of payroll deduction to become effective as soon as possible after filing of the requisite reduction form with the Plan Administrator. The Participant may not, however, effect more than one such reduction per Semiannual Period of Participation.

          (ii) The Participant may, prior to the commencement of any new Semiannual Period of Participation within the offering period, increase the rate of his/her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the fifteen percent (15%) maximum) shall become effective as of the first day of the first Semiannual Period of Participation following the filing of such form.

     D. Payroll deductions will automatically cease upon the termination of the Participant's purchase right in accordance with the applicable provisions of
Section 7 below.

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6.   STOCK SUBJECT TO PLAN

     A. The Common Stock purchasable under the Plan shall, solely in the discretion of the Plan Administrator, be made available from either authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Corporation, including shares of Common Stock purchased on the open market. The total number of shares which may be issued under the Plan shall not exceed 200,000 shares (subject to adjustment under Subpart B of Section 6 below).

     B. In the event any change is made to the Corporation's outstanding Common Stock by reason of any stock dividend, stock split, exchange or combination of shares, recapitalization or any other change affecting the Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of securities issuable over the term of the Plan, (ii) the class and maximum number of securities purchasable per Participant on any one Semiannual Purchase Date and (iii) the class and number of securities and the price per share in effect under each purchase right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan.

7.   PURCHASE RIGHTS

     An Eligible Employee who participates in the Plan for a particular offering period shall have the right to purchase shares of Common Stock, in a series of successive semiannual installments during such offering period, upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

     A. PURCHASE PRICE. Common Stock shall be purchasable on each Semiannual Purchase Date within the offering period at a purchase price equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into that offering period or (ii) the Fair Market Value per share on that Semiannual Purchase Date. However, for each Participant whose Entry Date is other than the start date of the offering period, the clause (i) amount shall in no event be less than the Fair Market Value of the Common Stock on the start date of that offering period. No fractional shares may be purchased.

     B. NUMBER OF PURCHASABLE SHARES. The number of shares purchasable per Participant on each Semiannual Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Semiannual Period of Participation ending with that Semiannual Purchase Date (together with any carryover deductions from the preceding Semiannual Period of Participation) by the purchase price in effect for the Semiannual Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any Semiannual Purchase Date shall not exceed 500 shares, subject to periodic adjustment under Subpart B of Section 6.

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     Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any of its Corporate Affiliates.

     C. PAYMENT. Payment for the Common Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions. Such deductions shall begin on the first pay day following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the offering period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

     D. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

          (i) A Participant may, at any time prior to the next Semiannual Purchase Date, terminate his/her outstanding purchase right under the Plan by filing the prescribed notification form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected for the Semiannual Period of Participation in which such termination occurs shall, at the Participant's election, be promptly refunded or held for the purchase of shares on the Semiannual Purchase Date immediately following such termination. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be promptly refunded.

          (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of a new stock purchase agreement and enrollment form) on or before the date he or she is first eligible to join the new offering period.

          (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his/her purchase right remains outstanding, then that purchase right shall immediately terminate and all of the Participant's payroll deductions for the Semiannual Period of Participation in which such cessation of Eligible Employee status occurs shall be promptly refunded.

     E. STOCK PURCHASE. Shares of Common Stock shall automatically be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions above) on each Semiannual Purchase Date. The purchase shall be effected by applying each Participant's payroll deductions for the Semiannual Period of Participation ending on such Semiannual Purchase Date (together with

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any carryover deductions from the preceding Semiannual Period of Participation)
to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of purchasable shares imposed under Subpart B of this Section
7) at the purchase price in effect for that Semiannual Purchase Date. Any payroll deductions not applied to such purchase because they are not sufficient to purchase a whole share shall be held for the purchase of Common Stock on the next Semiannual Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Semiannual Purchase Date shall be promptly refunded to the Participant.

     F. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded to such Participant.

     G. RIGHTS AS SHAREHOLDER. A Participant shall have no shareholder rights with respect to the shares subject to his/her outstanding purchase right until the shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

     A Participant shall be entitled to receive, as soon as practicable after each Semiannual Purchase Date, a stock certificate for the number of shares purchased on the Participant's behalf. Such certificate may, upon the Participant's request, be issued in the names of the Participant and his/her spouse as community property or as joint tenants with right of survivorship. Alternatively, the Participant may request the issuance of such certificate in "street name" for immediate deposit in a Corporation-designated brokerage account.

     H. ASSIGNABILITY. No purchase right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant's death, and during the Participant's lifetime the purchase right shall be exercisable only by the Participant.

     I. CHANGE IN OWNERSHIP. Should any of the following transactions (a "Change in Ownership") occur during the offering period:

          (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated,

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

          (iii) any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are

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transferred to a person or persons different from the persons holding those securities immediately prior to such merger,

     then all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the effective date of such Change in Ownership by applying the payroll deductions of each Participant for the Semiannual Period of Participation in which such Change in Ownership occurs to the purchase of whole shares of Common Stock at eighty-five percent (85%) of the LOWER of (i) the Fair Market Value of the Common Stock on the Participant's Entry Date into the offering period in which such Change in Ownership occurs or (ii) the Fair Market Value of the Common Stock immediately prior to the effective date of such Change in Ownership. However, the applicable share limitations of Sections 7 and 8 shall continue to apply to any such purchase, and the clause (i) amount above shall not, for any Participant whose Entry Date for the offering period is other than the start date of that offering period, be less than the Fair Market Value of the Common Stock on such start date.

     The Corporation shall use its best efforts to provide at least ten
(10)-days prior written notice of the occurrence of any Change in Ownership, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights in accordance with the applicable provisions of this Section 7.

8.   ACCRUAL LIMITATIONS

     A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right outstanding under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 worth of Common Stock or equivalent securities of the Corporation or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

     B. For purposes of applying such accrual limitations, the right to acquire Common Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

          (i) The right to acquire Common Stock under each such purchase right shall accrue in a series of successive semiannual installments as and when the purchase right first becomes exercisable for each such installment on the last business day of each Semiannual Period of Participation for which the right remains outstanding.

          (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to $25,000 worth of Common Stock (determined on the basis of the Fair Market Value on the date or dates of grant) for each calendar year during which one or more of those purchase rights were at any time outstanding.

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          (iii) If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Semiannual Period of Participation, then the payroll deductions which the Participant made during that Semiannual Period of Participation with respect to such purchase right shall be promptly refunded.

     C. In the event there is any conflict between the provisions of this
Section 8 and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Section 8 shall be controlling.

9.   AMENDMENT AND TERMINATION

     A. The Board may alter, amend, suspend or discontinue the Plan following the close of any Semiannual Period of Participation. However, the Board may not, without the approval of the Corporation's shareholders:

          (i) increase the number of shares issuable under the Plan or the maximum number of shares purchasable per Participant on any one Semiannual Purchase Date, except that the Plan Administrator shall have the authority, exercisable without such shareholder approval, to effect adjustments to the extent necessary to reflect changes in the Corporation's capital structure pursuant to Subpart B of Section 6; or

          (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares purchasable under the Plan; or

          (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

     B. The Corporation shall have the right, exercisable in the sole discretion of the Plan Administrator, to terminate all outstanding purchase rights under the Plan immediately following the close of any Semiannual Period of Participation. Should the Corporation elect to exercise such right, then the Plan shall terminate in its entirety. No further purchase rights shall thereafter be granted or exercised, and no further payroll deductions shall thereafter be collected, under the Plan.

10.  GENERAL PROVISIONS

     A. The Plan shall become effective at the designated Effective Time, provided that no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until the Corporation shall have complied with all applicable requirements of the 1933 Act, all applicable listing requirements of any securities exchange on which the Common Stock is listed for trading and all other applicable legal and regulatory requirements. In the event shareholder approval of the Plan is not obtained, or such Corporation compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect and all sums collected from Participants during the initial offering period hereunder shall be refunded.

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     B. The Plan shall terminate upon the earlier of (i) the last business day in December 2003 or (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan.

     C. The Corporation is authorized to withhold income taxes as required under applicable laws or regulations. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of any taxes required to be withheld. At the discretion of the Plan Administrator, any such arrangements may without limitation include relinquishment of a portion of any such payment or benefit or the surrender of shares of outstanding Common Stock. The Corporation and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

     D. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

     E. Neither the action of the Corporation in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Corporation or any of its Corporate Affiliates for any period of specific duration, and such person's employment may be terminated at any time, with or without cause.

     F. The provisions of the Plan shall be governed by the laws of the State of Arizona without resort to that State's conflict-of-laws rules.

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                             FIRST AMENDMENT TO THE

                   ARTISOFT, INC. EMPLOYEE STOCK PURCHASE PLAN


     The Artisoft Inc. Employee Stock Purchase Plan be and hereby is amended as follows:

1. By deleting the last sentence of Subpart A of Section 6 thereof in its entirety and inserting in lieu thereof the following:

          "The total number of shares which may be issued under the Plan shall not exceed 400,000 shares (subject to adjustment under Subpart B of Section 6 below)."

2.   By deleting the last sentence of the first paragraph of Subpart B of
     Section 7 thereof in its entirety.


Adopted by the Board of Directors on September 2, 1999

Approved by the stockholders at the Annual Meeting of Stockholders held on November 2, 1999.

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                             SECOND AMENDMENT TO THE

                   ARTISOFT, INC. EMPLOYEE STOCK PURCHASE PLAN


     The Artisoft Inc. Employee Stock Purchase Plan be and hereby is amended By deleting the last sentence of Subpart A of Section 6 thereof in its entirety and inserting in lieu thereof the following:

          "The total number of shares which may be issued under the Plan shall not exceed 900,000 shares (subject to adjustment under Subpart B of Section 6 below)."


Adopted by the Board of Directors on September 26, 2002.

Approved by the stockholders at the Annual Meeting of Stockholders held on November 14, 2002.

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